© 2024 SEI 1 Company Contact: Media Contact: Leslie Wojcik Kerry Mullen SEI Vested +1 610-676-4191 +1 917-765-8720 lwojcik@seic.com kerry@fullyvested.com Pages: 2 FOR IMMEDIATE RELEASE SEI Appoints Sean Denham as CFO OAKS, Pa., Feb. 5, 2024 – SEI® (NASDAQ:SEIC) today announced the appointment of Sean Denham as an Executive Vice President and Chief Financial Officer, reporting to CEO Ryan Hicke. Denham’s employment will begin on March 18, 2024, and his appointment as CFO will be effective on the day following the resignation of current CFO Dennis McGonigle, whose departure plans were announced by SEI in July 2023. SEI currently expects McGonigle’s resignation to be effective on the day of the filing of the company’s first-quarter 2024 Form 10-Q. Denham succeeds McGonigle, who has served in a number of different roles and leadership positions at SEI for nearly 40 years. Upon his appointment, Denham will be responsible for leading finance and accounting, corporate controllership, business management, enterprise risk management, and investor relations functions, as well as administering the internal audit function. Hicke said: “Our financial strength reinforces the foundation from which we execute our strategic focus on driving growth and delivery for our clients. Sean leads by example and embodies the values that our stakeholders expect from us to the same degree as Dennis. I’m confident our organization and executive leadership team will benefit from Sean’s perspectives and experience, his insights will resonate with our investor community, and Sean’s influence will be a catalyst for our future growth. “We expect Dennis will move into an advisory role across SEI, which could include Board positions, continued support of Sean’s transition, and working closely with me on strategic initiatives. I want to thank him for his significant and countless contributions to SEI’s culture and success for almost four decades. Dennis’ years of hard work have created a vibrant team with deep institutional knowledge and set a strong financial and cultural foundation that will be a platform for a seamless transition of his responsibilities. He’s been a friend, advisor, and colleague to me and so many. We will benefit from his legacy for years and years to come.” Denham brings deep experience from advising C-suite executives at Fortune 500 corporations in connection with their most mission critical issues in the areas of accounting, audit, advisory services, risk management, and mergers and acquisitions. He began his career in audit and M&A with stints at Press release.

© 2024 SEI 2 Ernst & Young and Amper, Politziner & Mattia. For the last 20 years, Denham has served in various leadership roles at Grant Thornton, most recently as regional managing partner for the Atlantic Coast, National Audit growth leader, and the national Special Purpose Acquisition Company (SPAC) leader. As an Audit partner of the firm, he served some of Grant Thornton’s most prominent clients, including public and private companies in the professional services industries. Commenting on his appointment, Denham said: “I’m thrilled to join the SEI team at such an exciting and pivotal time for the company. I believe their unique position at the center of financial services presents tremendous opportunities to connect our industry globally in ways that others can’t, and the constant state of change our markets endure will only fuel growth for the future. I look forward to working alongside the executive leadership team and talented workforce, leveraging the invaluable experience I’ve gained to make an impact in SEI’s next chapter.” Denham formerly served on the CEO Council for Growth, an initiative of the Philadelphia Chamber of Commerce dedicated to enhancing economic growth and prosperity in the region. He also served as a board member and treasurer for the Greater Philadelphia Alliance for Capital and Technologies (PACT), as well as a cabinet member of the United Way of Greater Philadelphia and Southern New Jersey. Denham is a Certified Public Accountant and earned a bachelor’s degree in accounting from Lehigh University. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Dec. 31, 2023, SEI manages, advises, or administers approximately $1.4 trillion in assets. For more information, visit seic.com. Forward-looking statements This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe” and “continue” or “appear.” Our forward-looking statements include our current expectations as to:  the benefits we will receive as a consequence of hiring Mr. Denham;  the uniqueness of our position in our industry and the benefits the benefits we may derive from that;  the degree to which change in markets will fuel our growth. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission. ###